Exhibit 99.1

Cornerstone OnDemand, Inc. Announces Fourth Quarter

and Fiscal Year 2011 Financial Results

•	Record full year gross revenue of $75.5 million, up 62% year-over-year
•	Record annual Bookings [1] of $97.6 million, up 60% year-over-year
•	Record full year gross margin of 71%, up 400 basis points year-over-year
•	Annual dollar retention rate[1] of 95%
•	Ended the year with over 800 clients and approximately 7.5 million users

SANTA MONICA, Calif., February 14, 2011 – Learning and talent management software provider Cornerstone OnDemand (NASDAQ: CSOD) today announced results for its fourth quarter and fiscal year ended December 31, 2011.

Gross revenue for the fourth quarter of 2011 was $22.4 million, representing a 59% increase compared to the same period in 2010. Gross revenue for the full fiscal year of 2011 was $75.5 million, representing a 62% increase compared to the full fiscal year of 2010.

Bookings1 , which the company defines as gross revenue plus the change in deferred revenue, were $38.4 million for the fourth quarter of 2011, representing a 58% increase compared to the fourth quarter of 2010, and $97.6 million for the full fiscal year of 2011, a 60% increase compared to the full year 2010. Deferred revenue at December 31, 2011 was $55.9 million, which was 65% higher than the balance at December 31, 2010.

“We had a strong finish to an outstanding first year as a public company,” said Adam Miller, President and CEO. “It is a testament to our team’s commitment to client success that we were able to sustain our high growth, maintain our exceptional rate of client retention, and continue to improve margins.”

“Now that both of our primary competitors—Taleo and SuccessFactors—are being acquired by ERP vendors,” Miller continued, “Cornerstone is well-positioned with the scale, opportunity and momentum to be the preeminent talent management provider for organizations of all sizes.”

Gross profit for the fourth quarter of 2011 was $16 million, representing a 128% year-over-year improvement compared to the same period in 2010. Gross margin for the fourth quarter of 2011 was 71% compared to 63% in the same period in 2010. The 2010 period includes a reduction of revenue of $2.9 million associated with the issuance of a common stock warrant issued to ADP. On a non-GAAP basis1, gross margin for the fourth quarter of 2011 was 73% compared to 71% in the same period of 2010.

Gross profit for the full fiscal year of 2011 was $51.7 million, a 76% increase compared to 2010. Gross margin for the full fiscal year of 2011 was 71% compared to 67% in the same period in 2010. On a non-GAAP basis1, gross margin for the full fiscal year of 2011 was 73% compared to 70% in the same period in 2010.

Cornerstone’s loss from operations for the fourth quarter of 2011 was $4.6 million compared to a loss from operations of $6.3 million for the fourth quarter of 2010, reflecting the company’s continued investments in scaling its operations.

During the fourth quarter of 2011, net cash provided by operations was $4.9 million and the company generated approximately $4.2 million in unlevered free cash flow.1 For the full year, net cash provided by operations was $1.8 million and the company used approximately $1.4 million in unlevered free cash flow.1

At December 31, 2011, the company’s total cash and cash equivalents were $85.4 million and accounts receivable were $34.1 million.

Cornerstone ended the year with 805 clients and approximately 7.5 million users, representing 67% and 52% year-over-year growth of the company’s client base and users, respectively.

In accordance with Generally Accepted Accounting Principles, or on a “GAAP” basis, Cornerstone’s net loss for the fourth quarter of 2011 was $5.0 million compared to net loss of $16.9 million for the same period in 2010. Non-GAAP net loss1 for the fourth quarter of 2011 was $3.0 million, or $(0.06) per share compared to non-GAAP net loss1 of $3.4 million, or $(0.32) per share, for the same period in 2010.

Net loss for the full fiscal year 2011 was $63.9 million compared to net loss of $48.4 million for 2010. Non-GAAP net loss1 for 2011 was $12.8 million, or $(0.32) per share compared to non-GAAP net loss1 of $10.2 million, or $(1.11) per share for 2010.

Non-GAAP results exclude, if applicable for each given period, common stock warrant charges, expenses related to stock-based compensation and related employer-paid payroll taxes, changes in the fair value of preferred stock warrants, accretion related to preferred stock, amortization of debt discount and issuance costs, fees related to the early retirement of debt, and expenses associated with the company’s withdrawn secondary offering.

1 Bookings, unlevered free cash flow, annual dollar retention rate, non-GAAP net loss and non-GAAP net loss per share are non-GAAP measures. Please see the discussion in the section “Non-GAAP Financial Measures” and in the reconciliations at the end of the release.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its fourth quarter and fiscal year 2011 results at 2:00 p.m. PST (5:00 p.m. EST) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 357-3694 (U.S.) or 973-890-8276 (outside the U.S.) and referencing passcode: 5225-3594. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 9:00 p.m. PST on February 18, 2012 by dialing (855) 859-2056 (U.S.) or 404-537-3406 (outside the U.S.), and referencing passcode: 5225-3594.

About Cornerstone OnDemand

Cornerstone OnDemand is a leading global provider of a comprehensive learning and talent management solution. We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our integrated software-as-a-service (SaaS) solution consists of the Cornerstone Recruiting Cloud*, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. Our clients use our solution to develop employees throughout their careers, engage all employees effectively, improve business execution, cultivate future leaders and integrate with their external networks of customers, vendors and distributors. We currently empower approximately 7.5 million users across 179 countries and in 31 languages. www.csod.com

*Anticipated availability in early 2012.

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company;

failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; and other risks and uncertainties. Further information on potential factors that could affect actual results is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on November 14, 2011.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include bookings, unlevered free cash flow, non-GAAP net loss, non-GAAP net loss per share and non-GAAP gross margin. Cornerstone OnDemand uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance. Cornerstone OnDemand believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Cornerstone OnDemand’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude common stock warrant charges, expenses related to stock-based compensation and related employer-paid payroll taxes, changes in the fair value of preferred stock warrants, accretion related to preferred stock, amortization of debt discount and issuance costs, fees related to the early retirement of debt, and expenses associated with our withdrawn secondary offering. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may be different from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Relations Contact:

Carolyn Bass

P: +1 (415) 445-3232

ir@csod.com

Press Contact:

Michelle Haworth

Cornerstone OnDemand, Inc.

P: +1 (310) 752-0178

mhaworth@csod.com

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$85,409	$7,067
Accounts receivable, net	34,110	20,876
Deferred commissions	3,537	2,330
Prepaid expenses and other current assets, net	3,789	1,869

Total current assets	126,845	32,142
Capitalized software development, net	4,106	2,662
Property and equipment, net	3,663	3,976
Other assets, net	748	1,226
Deferred offering costs	—	2,888

Total Assets	$135,362	$42,894

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$3,834	$4,554
Accrued expenses	8,039	6,556
Deferred revenue, current portion	52,338	32,745
Capital lease obligations, current portion	1,617	1,369
Short term debt	265	14
Other liabilities	996	760

Total current liabilities	67,089	45,998
Other liabilities, non-current	806	981
Deferred revenue, net of current portion	3,542	1,073
Capital lease obligation, net of current portion	1,056	1,523
Long-term debt, net of current portion	409	8,705
Preferred stock warrant liabilities	—	39,756

Total liabilities	72,902	98,036

Convertible preferred stock	—	42,089

Stockholders’ Equity (Deficit)
Common stock	5	1
Additional paid-in capital	226,916	597
Accumulated deficit	(164,650)	(97,802)
Accumulated other comprehensive income (loss)	189	(27)

Total stockholders’ equity (deficit)	62,460	(97,231)

Total Liabilities, Convertible Preferred Stock and Stockholders’
Equity (Deficit)	$135,362	$42,894

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Gross revenue	$22,386	$14,036	$75,522	$46,608
Common stock warrant charge[1]	—	(2,877)	(2,500)	(2,877)

Net revenue	22,386	11,159	73,022	43,731
Cost of revenue[2]	6,382	4,155	21,285	14,280

Gross profit	16,004	7,004	51,737	29,451

Operating expenses:
Sales and marketing[2]	13,529	8,233	45,773	28,134
Research and development[2]	2,541	2,054	10,149	5,602
General and administrative[2]	4,545	3,005	15,122	8,555

Total operating expenses	20,615	13,292	71,044	42,291

Loss from operations	(4,611)	(6,288)	(19,307)	(12,840)
Other income (expense):
Interest income	5	—	20	3
Interest expense	(105)	(386)	(902)	(1,113)
Change in fair value of preferred stock warrant liabilities	—	(9,996)	(42,559)	(34,073)
Withdrawn secondary offering expense	—	—	(555)	—
Other, net	(196)	(172)	(416)	(210)

Other income (expense), net	(296)	(10,554)	(44,412)	(35,393)

Loss before provision for income taxes	(4,907)	(16,842)	(63,719)	(48,233)
Provision for income taxes	(49)	(68)	(181)	(137)

Net loss	$(4,956)	$(16,910)	$(63,900)	$(48,370)
Accretion of redeemable preferred stock	—	(3,511)	(5,208)	(8,235)

Net loss attributable to common stockholders	$(4,956)	$(20,421)	$(69,108)	$(56,605)

Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(1.96)	$(1.74)	$(6.15)

Weighted-average common shares outstanding, basic and diluted	48,597	10,404	39,824	9,206

[1]	During the second quarter of 2011 and the fourth quarter of 2010, we recorded a $2.5 million and $2.9 million, respectively, reduction of revenue associated with common stock warrants to ADP.
[2]	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cost of revenue	$421	$24	$597	$69
Sales and marketing	597	141	1,422	345
Research and development	152	94	765	132
General and administrative	702	276	2,047	361

Total	$1,872	$535	$4,831	$907

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$(4,956)	$(16,910)	$(63,900)	$(48,370)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,019	772	3,714	2,636
Non-cash interest expense	61	161	579	331
Change in fair value of preferred stock warrant liabilities	—	9,996	42,559	34,073
Unrealized foreign exchange loss (gain)	202	96	460	(49)
Charges related to the issuance of common stock warrant	—	2,877	2,500	2,877
Stock-based compensation expense	1,543	535	4,502	907
Withdrawn secondary offering expense	—	—	555	—
Non-cash charitable contribution of common stock	—	—	193	—
Loss on disposal of fixed assets	—	—	—	47
Changes in operating assets and liabilities:
Accounts receivable	(11,111)	(3,999)	(13,308)	(8,751)
Deferred commissions	(728)	(571)	(1,274)	(885)
Prepaid expenses and other assets	(272)	1,234	(1,804)	(970)
Accounts payable	566	1,254	915	2,215
Accrued expenses	1,535	(713)	3,314	1,124
Deferred revenue	16,076	10,328	22,161	14,311
Other liabilities	937	89	666	670

Net cash provided by operating activities	4,872	5,149	1,832	166

Cash flows from investing activities:
Purchases of property and equipment	—	(189)	(784)	(818)
Capitalized software development costs	(741)	(574)	(3,022)	(1,888)
Purchases of intangible assets	—	(81)	—	(192)
Purchase of available-for-sale securities	—	—	(34,079)	—
Proceeds from maturities of available-for-sale securities	17,000	—	34,000	—

Net cash provided by (used in) investing activities	16,259	(844)	(3,885)	(2,898)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	90,539	—
Payments of initial public offering costs	—	(250)	(3,436)	(250)
Payments of withdrawn secondary offering costs	—	—	(555)	—
Proceeds from issuance of preferred stock upon warrant exercises	—	—	3,163	—
Proceeds from issuance of debt	—	3,654	669	20,700
Repayment of debt	(56)	(6,559)	(9,207)	(18,355)
Principal payments under capital lease obligations and financing arrangements	(818)	(354)	(1,977)	(1,265)
Proceeds from common stock option and warrant exercises	876	299	1,491	908
Payments of withholding tax on net exercise of stock-based awards	—	—	(48)	—

Net cash provided by (used in) financing activities	2	(3,210)	80,639	1,738

Effect of exchange rate changes on cash and cash equivalents	(99)	—	(244)	—

Net increase (decrease) in cash and cash equivalents	21,034	1,095	78,342	(994)
Cash and cash equivalents at beginning of period	64,375	8,061	7,067	8,061

Cash and cash equivalents at end of period	$85,409	$9,156	$85,409	$7,067

Supplemental cash flow information
Cash paid for interest	$68	$323	$543	$909

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net loss [1]	$(4,956)	$(16,910)	$(63,900)	$(48,370)
Adjustments to net loss
Common stock warrant charge	—	2,877	2,500	2,877
Stock-based compensation and employer-related payroll taxes	1,872	535	4,831	907
Amortization of debt discount and issuance costs	38	63	566	233
Early debt retirement expense	—	66	54	66
Change in fair value of preferred stock warrant liabilities	—	9,996	42,559	34,073
Withdrawn secondary offering expense	—	—	555	—

Total adjustments to net loss	1,910	13,537	51,065	38,156

Non-GAAP net loss	$(3,046)	$(3,373)	$(12,835)	$(10,214)

Weighted-average common shares outstanding, basic and diluted [2]	48,597	10,404	39,824	9,206

Non-GAAP net loss per share	$(0.06)	$(0.32)	$(0.32)	$(1.11)

[1]

Net loss excludes the accretion of redeemable preferred stock of $0 million and $3.5 million for the three months ended December 31, 2011 and 2010, respectively, and $5.2 million and $8.2 million for the year ended December 31, 2011 and 2010, respectively.

[2]

The weighted-average common shares for the three months ended and year ended December 31, 2011 reflect the actual conversion of our preferred stock to common stock upon our initial public offering and the issuance of shares in the initial public offering in March 2011.

Cornerstone OnDemand, Inc.

CALCULATION OF BOOKINGS (DEFINED AS GROSS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended December 31, 2011
Gross revenue		$22,386
Deferred revenue at September 30, 2011	$39,875
Deferred revenue at December 31, 2011	55,880

Increase	16,005	16,005

Bookings		$38,391

	Deferred Revenue Balance	Three Months Ended December 31, 2011
Gross revenue		$14,036
Deferred revenue at September 30, 2010	$23,490
Deferred revenue at December 31, 2010	33,818

Increase	10,328	10,328

Bookings		$24,364

Percentage period-over-period increase in bookings for the three months ended December 31, 2011	58%

	Deferred Revenue Balance	Three Months Ended December 31, 2011
Gross revenue		$75,522
Deferred revenue at December 31, 2010	$33,818
Deferred revenue at December 31, 2011	55,880

Increase	22,062	22,062

Bookings		$97,584

	Deferred Revenue Balance	Three Months Ended December 31, 2011
Gross revenue		$46,608
Deferred revenue at December 31, 2009	$19,507
Deferred revenue at December 31, 2010	33,818

Increase	14,311	14,311

Bookings		$60,919

Percentage year-over-year increase in bookings for the year ended December 31, 2011	60%

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended December 31,
	2011	2010
Net cash provided by operating activities	$4,872	$5,149
Less:
Purchases of property and equipment	—	(189)
Capitalized software development costs	(741)	(574)
Add:
Cash paid for interest	68	323

Unlevered free cash flow	$4,199	$4,709

Net cash provided by (used in) investing activities [1]	$16,259	$(844)
Net cash (used in) provided by financing activities	$2	$(3,210)

[1]	Includes purchases of property and equipment and capitalized software development costs.

	Year Ended December 31,
	2011	2010
Net cash provided by operating activities	$1,832	$166
Less:
Purchases of property and equipment	(784)	(818)
Capitalized software development costs	(3,022)	(1,888)
Add:
Cash paid for interest	543	909

Unlevered free cash flow	$(1,431)	$(1,631)

Net cash used in investing activities [1]	$(3,885)	$(2,898)
Net cash provided by financing activities	$80,639	$1,738

[1]	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

(unaudited)

	Three Months Ended December 31,
	2011	2010
Gross revenue	$22,386	$14,036
Common stock warrant charge	—	(2,877)

Net revenue	22,386	11,159
Cost of revenue	6,382	4,155

Gross profit	$16,004	$7,004

Gross margin	71%	63%
Reconciliation between gross margin and non-GAAP gross margin
Adjustments
Common stock warrant charge	$—	$2,877
Stock based compensation in cost of revenue	421	24

Total adjustments	421	2,901

Non-GAAP gross profit	$16,425	$9,905

Non-GAAP gross margin, based on gross revenue	73%	71%

	Year Ended December 31,
	2011	2010
Gross revenue	$75,522	$46,608
Common stock warrant charge	(2,500)	(2,877)

Net revenue	73,022	43,731
Cost of revenue	21,285	14,280

Gross profit	$51,737	$29,451

Gross margin	71%	67%

Reconciliation between gross margin and non-GAAP gross margin
Adjustments
Common stock warrant charge	$2,500	$2,877
Stock based compensation in cost of revenue	597	69

Total adjustments	3,097	2,946

Non-GAAP gross profit	$54,834	$32,397

Non-GAAP gross margin, based on gross revenue	73%	70%